JOHN HANCOCK DECLARATION TRUST

                        John Hancock V.A. World Bond Fund


                 Abolition of John Hancock V.A. World Bond Fund

         The undersigned, being a majority of the Trustees of John Hancock Declaration Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Declaration of Trust dated November 15, 1995, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock V.A. World Bond Fund and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock V.A. World Bond Fund, as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Fund is effective as of March 26, 1999.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the abolition of the John Hancock V.A. World Bond Fund.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 9th day of March 1999.

                                                        /s/ Gail D. Fosler
Dennis S. Aronowitz                                     Gail D. Fosler
-------------------                                     --------------

/s/Edward J. Boudreau, Jr.                              /s/ W.F. Glavin
--------------------------                              ---------------
Edward J. Boudreau, Jr.                                 William F. Glavin

/s/ Richard P. Chapman, Jr.                             /s/Anne C. Hodsdon
---------------------------                             ------------------
Richard P. Chapman, Jr.                                 Anne C. Hodsdon

/s/William J. Cosgrove                                  /s/John A. Moore
----------------------                                  ----------------
William J. Cosgrove                                     John A. Moore

                                                        /s/Patti McGill Peterson
Douglas M. Costle                                       Patti McGill Peterson
-----------------                                       ---------------------

/s/Leland O. Erdahl                                     /s/John W. Pratt
-------------------                                     ----------------
Leland O. Erdahl                                        John W. Pratt

/s/Richard A. Farrell
---------------------                                   ----------------------
Richard A. Farrell                                      Richard S. Scipione


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         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.



STATE OF FLORIDA         )
                         )ss
COUNTY OF DADE           )


         Then personally appeared the above-named Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, and John W. Pratt, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 9th day of March 1999. In the county of Dade, State of Florida


                                        /s/ Gloria Ashby
                                        ----------------
                                        Notary Public

                                        My Commission Expires: May 10, 1999